EXHIBIT 99.1

HMS Holdings Corp. Reports First Quarter 2018 Results

  GAAP EPS of $0.07 Per Diluted Share
  Adjusted EPS of $0.22 Per Diluted Share
  Total Revenue was $141.4 Million, Including an $8.4 Million Medicare RAC Reserve Release
  Payment Integrity  Revenue of $28.7 Million was Up Sequentially and Year-Over-Year

IRVING, Texas, May 04, 2018 (GLOBE NEWSWIRE) -- HMS Holdings Corp. (Nasdaq:HMSY) today announced financial results for the first quarter of 2018. Net income for the quarter ended March 31, 2018 was $6.4 million or $0.07 per diluted share, compared to net income of $25.7 million or $0.30 per diluted share in the fourth quarter of 2017 and $1.4 million or $0.02 per diluted share in the prior year first quarter. Net income in the quarter included a net benefit of $0.05 per diluted share related to a reversal of the Company’s reserve liability for open or pending Medicare RAC appeals following expiration of the RAC contract on January 31, 2018 (the “Reserve Release”).  Net income in the fourth quarter of 2017 included a non-cash tax benefit of $15.1 million or $0.18 per diluted share, due to the revaluation of the Company’s deferred tax balances pursuant to the tax rate reduction included in the federal tax legislation enacted in December of last year (the “Revaluation of Deferred Tax Balances”).

Adjusted EPS in the first quarter of 2018 was $0.22 per diluted share compared to adjusted EPS of $0.49 per diluted share in the fourth quarter of 2017 and adjusted EPS of $0.13 per diluted share in the prior year first quarter. Adjusted EPS in the first quarter of 2018 included a net benefit of $0.05 per diluted share related to the Reserve Release.  Adjusted EPS in the fourth quarter of 2017 included a non-cash tax benefit of $0.25 per diluted share, due to the Revaluation of Deferred Tax Balances.

Total revenue in the first quarter of 2018 was $141.4 million, compared to total revenue of $148.5 million in the fourth quarter of 2017 and $113.7 million in the prior year first quarter. Revenue in the first quarter of 2018 included $8.4 million in Medicare RAC revenue resulting from the Reserve Release. Adjusted EBITDA in the first quarter of 2018 was $34.9 million, compared to $40.2 million in the fourth quarter of 2017 and $19.9 million in the prior year first quarter.

"Our first quarter financial performance exceeded our expectations and represents a solid beginning to the new year. The sequential and year-over-year growth in payment integrity (PI) revenue is particularly encouraging and further indication that the enhanced analytics implemented in the back half of last year are having a sustained impact on throughput in our PI business," said Bill Lucia, Chairman and CEO. “Payers in recent years have increasingly focused on better understanding the health status of their members and effectively communicating with them to improve outcomes, which we believe creates a favorable environment for cross-sales of our care management and consumer engagement solutions in 2018.”

Commercial revenue was $71.8 million in the first quarter of 2018, compared to $55.1 million in the prior year first quarter - prior to the April 2017 acquisition of Eliza Holding Corp. (“Eliza”) - and $77.2 million in the fourth quarter of 2017. Commercial revenue in the first quarter of 2018 included $9.7 million from Eliza, compared to $12.9 million in the fourth quarter of 2017. State government revenue was $54.6 million in the first quarter of 2018, compared to $53.3 million in the prior year first quarter and $64.2 million in the fourth quarter of 2017. The sequential quarterly decline in commercial and state government revenue was expected and consistent with Company projections. Federal (including Medicare RAC) and other revenue was $15.0 million in the first quarter of 2018, a $9.7 million increase compared to the prior year first quarter and $7.9 million higher than the fourth quarter of 2017. Medicare RAC revenue of $10.0 million in the quarter included $8.4 million related to the Reserve Release.

Coordination of benefits (COB) revenue was $91.7 million in the first quarter of 2018, compared to $88.5 million in the prior year first quarter and $105.7 million in the fourth quarter of 2017. COB accounted for 64.9% of total revenue in the first quarter, compared to 77.8% in the prior year first quarter and 71.2% in the fourth quarter of 2017. Revenue from analytical services, which includes PI, Medicare RAC and care management and consumer engagement solutions, was $49.7 million in the first quarter of 2018, compared to $25.2 million in the prior year first quarter (prior to the Eliza acquisition) and $42.8 million in the fourth quarter of 2017. PI revenue was $28.7 million in the first quarter of 2018, compared to $24.3 million in the prior year first quarter and $26.7 million in the fourth quarter of 2017, and care management and consumer engagement revenue was $11.0 million.

Capital expenditures in the first quarter of 2018 were $5.8 million, compared to $10.7 million in the fourth quarter of 2017 and $8.5 million in the prior year first quarter.

Pursuant to the Company’s $50 million share repurchase program announced in November 2017, the Company purchased approximately 384,000 shares for approximately $6.0 million in the first quarter of 2018.

"Our previous Medicare RAC contract with CMS ended on January 31, 2018. As a result, the contract obligation to maintain a reserve for open or pending appeals ceased. The associated reserves of $8.4 million were, therefore, released in the first quarter which had a net impact of $0.05 per diluted share on both net income and adjusted EPS in the first quarter," said Jeff Sherman, CFO. "Our effective tax rate in the quarter was slightly above the rate we expect on a full year basis, due primarily to a higher level of stock compensation related to annual equity grants to employees made in the first quarter of each year. Net of the benefit of the reserve release, we believe that normalized total revenue of $133 million and normalized adjusted EBITDA of $28.6 million in the quarter position us nicely to reach our full year 2018 financial objectives.”

For additional information about the Company’s first quarter 2018 financial results, see the Q1 2018 Investor Presentation available on the HMS Investor Relations Website at http://investor.hms.com/events-and-presentations.

Webcast and Conference Call Information

HMS will report its preliminary first quarter 2018 financial and operating results via webcast at 7:30 AM CT / 8:30 AM ET on May 4, 2018. The webcast may also include discussion of HMS developments, forward-looking statements and other material information about business and financial matters. The webcast can be accessed via phone at (877) 303–7208 or (224) 357–2389 for international participants, or on the HMS Investor Relations website at http://investor.hms.com/events-and-presentations. The webcast will also be archived and available for replay beginning at approximately 11:00 AM CT / 12:00 PM ET on May 4, 2018 at http://investor.hms.com/events-and-presentations. This press release and the financial statements contained herein are also available on the HMS Investor Relations website at http://investor.hms.com/releases.cfm.

About HMS

HMS is a leading provider of cost containment solutions in the U.S. healthcare marketplace. Using innovative technology as well as extensive data services and powerful analytics, the Company delivers coordination of benefits, payment integrity, and care management and consumer engagement solutions to help healthcare payers improve financial performance and clinical outcomes. Together our various services help customers recover improper payments; prevent future improper payments; reduce fraud, waste and abuse; better manage the care their members receive; engage healthcare consumers to improve clinical outcomes and increase retention; and achieve  regulatory compliance. The Company serves commercial health plans, state government agencies, federal programs, at-risk providers, pharmacy benefit managers, employers and other healthcare payers and sponsors. The Company also serves as a subcontractor for certain business outsourcing and technology firms.

Trademarks

HMS, Eliza and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates.  Other names may be trademarks of their respective owners.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this press release.

The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-Q for the quarter ended March 31, 2018 is filed with the Securities and Exchange Commission. This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance. In addition, statements in this press release regarding potential future repurchases of shares of our common stock under the share repurchase program and expected results with respect to future share purchases are forward-looking statements subject to uncertainties. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses and realize synergies; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks; our ability to protect our intellectual property rights, proprietary technology, information processes, and know-how; significant competition relating to solutions and services; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with information and data sources and suppliers; our reliance on subcontractors and other third party providers and parties to perform services; our ability to continue to secure contracts and favorable contract terms through the competitive bidding process; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting and retaining qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility, or to borrow, obtain financing, maintain liquidity or use credit; unexpected changes in tax laws, regulations or guidance and unexpected changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; our ability to develop, implement and maintain effective internal control over financial reporting; changes in the U.S. healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect healthcare spending or the practices and operations of healthcare organizations; our failure to comply with applicable laws and regulations governing individual privacy and information security or to protect such information from theft and misuse; our ability to comply with current and future legal and regulatory requirements; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing of certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; and anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. With respect to our expected effective annual tax rate for 2018, this reflects our current reasonable estimate of the income tax effects of the recently enacted tax legislation, however these are provisional amounts subject to adjustment during the one-year measurement period. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:

Dennis Oakes	Maria Perrin
SVP, Investor Relations	Media Relations
dennis.oakes@hms.com	maria.perrin@hms.com
212-857-5786	925-858-4881

HMS HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$141,425	$113,733
Cost of services:
Compensation	56,079	48,920
Information technology	12,263	9,783
Occupancy	4,383	3,547
Direct project expenses	10,083	10,443
Other operating expenses	6,565	7,203
Amortization of acquisition related software and intangible assets	8,132	6,286
Total cost of services	97,505	86,182
Selling, general and administrative expenses	31,998	23,608
Total operating expenses	129,503	109,790
Operating income	11,922	3,943
Interest expense	(2,648)	(2,286)
Interest income	120	155
Income before income taxes	9,394	1,812
Income taxes	3,003	370
Net income	$6,391	$1,442

Basic income per common share:
Net income per common share -- basic	$0.08	$0.02
Diluted income per common share:
Net income per common share -- diluted	$0.07	$0.02
Weighted average shares:
Basic	83,933	83,617
Diluted	85,682	85,580

HMS HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$83,898	$83,313
Accounts receivable, net of allowance of $14,371 and $14,799,
at March 31, 2018 and December 31, 2017, respectively	187,132	189,460
Prepaid expenses	14,050	16,589
Income tax receivable	—	1,892
Deferred financing costs, net	564	564
Other current assets	367	836
Total current assets	286,011	292,654
Property and equipment, net	96,037	98,581
Goodwill	487,617	487,617
Intangible assets, net	85,361	91,482
Deferred financing costs, net	2,096	2,237
Other assets	2,614	2,589
Total assets	$959,736	$975,160

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$45,445	$61,900
Income tax payable	1,027	—
Estimated liability for appeals	22,622	30,787
Total current liabilities	69,094	92,687
Long-term liabilities:
Revolving credit facility	240,000	240,000
Net deferred tax liabilities	21,212	21,989
Deferred rent	4,673	4,852
Other liabilities	9,614	9,403
Total long-term liabilities	275,499	276,244
Total liabilities	344,593	368,931
Commitments and contingencies (Note 12)
Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock -- $0.01 par value; 175,000,000 shares authorized;
96,876,154 shares issued and 83,212,960 shares outstanding at March 31, 2018;
96,536,251 shares issued and 83,256,858 shares outstanding at December 31, 2017	965	965
Capital in excess of par value	375,772	368,721
Retained earnings	373,982	366,164
Treasury stock, at cost: 13,663,194 shares at March 31, 2018
and 13,279,393 shares at December 31, 2017	(135,576)	(129,621)
Total shareholders' equity	615,143	606,229
Total liabilities and shareholders' equity	$959,736	$975,160

HMS HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended March 31,
	2018	2017
Operating activities:
Net income	$6,391	$1,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	7,345	6,235
Amortization of intangible assets	6,121	4,327
Amortization of deferred financing costs	141	521
Stock-based compensation expense	9,494	5,386
Deferred income taxes	(777)	248
Loss on disposal of assets	72	-
Release of estimated liability for appeals	(8,436)	-
Changes in operating assets and liabilities:
Accounts receivable	2,328	6,978
Prepaid expenses	2,539	(2,677)
Other current assets	469	433
Other assets	(25)	84
Income taxes receivable / (payable)	2,919	(734)
Accounts payable, accrued expenses and other liabilities	(14,115)	(19,646)
Estimated liability for appeals	271	789
Net cash provided by operating activities	14,737	3,386
Investing activities:
Purchases of property and equipment	(791)	(6,282)
Investment in capitalized software	(4,963)	(2,206)
Net cash used in investing activities	(5,754)	(8,488)
Financing activities:
Proceeds from exercise of stock options	144	2
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(2,587)	(2,608)
Payments on capital lease obligations	-	(2)
Purchases of treasury stock	(5,955)	-
Net cash used in financing activities	(8,398)	(2,608)
Net increase (decrease) in cash and cash equivalents	585	(7,710)
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	83,313	175,999
Cash and cash equivalents at end of period	$83,898	$168,289

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$626	$734
Cash paid for interest	$2,055	$1,686

Supplemental disclosure of non-cash activities:
Change in balance of accrued property and equipment purchases	$881	($1,244)

 HMS HOLDINGS CORP. AND SUBSIDIARIES
 (in thousands)
(unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization and stock-based compensation expense (adjusted EBITDA) was $34.9 million for the first quarter of 2018, which includes $6.3 million of adjusted EBITDA related to the Reserve Release.

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net Income	$6,391	$25,723	$1,442

Net interest expense	2,528	3,044	2,131
Income taxes	3,003	(9,501)	370
Depreciation and amortization of property and equipment and intangible assets	13,466	13,564	10,562

Earnings before interest, taxes, depreciation and amortization (EBITDA)	25,388	32,830	14,505
Stock based compensation expense	9,494	7,382	5,386
Adjusted EBITDA	$34,882	$40,212	$19,891

HMS HOLDINGS CORP. AND SUBSIDIARIES
 (in thousands, except per share amounts)
(unaudited)

Reconciliation of Net Income to GAAP EPS (Diluted) and Adjusted EPS (Diluted)

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.22 for the first quarter of 2018, which includes a net benefit of $0.05 per diluted share related to the Reserve Release.

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net Income	$6,391	$25,723	$1,442

Stock-based compensation expense	9,494	7,382	5,386
Amortization of acquisition related software and intangible assets	8,132	8,568	6,286
Income tax related to adjustments (1)	(5,505)	80	(2,323)

Adjusted net income	$18,512	$41,753	$10,791

Weighted average common shares, diluted	85,682	84,936	85,580

Diluted GAAP EPS	$0.07	$0.30	$0.02
Diluted adjusted EPS	$0.22	$0.49	$0.13

(1) Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the annual effective tax rate for the period.